UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2008

_________________

IRWIN FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

INDIANA (State or other jurisdiction of incorporation)	0-6835 (Commission File Number)	35-1286807 (I.R.S. Employer Identification No.)

500 Washington Street

Columbus, Indiana 47201

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (812) 376-1909

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
Irwin Financial Corporation (the "Corporation") announced the signing of agreements for the sale of certain of the Corporation's home equity assets and small-ticket leasing assets in the United States and Canada.

On July 18, 2008, the Corporation's Indiana State chartered bank subsidiary, Irwin Union Bank and Trust Company (the "Bank"), entered into a purchase agreement pursuant to which it agreed to sell to Roosevelt Management Company LLC, a Delaware limited liability company ("Roosevelt"), residual interests and related mortgage servicing rights and obligations (the "residual interest transactions") associated with prior home equity securitizations containing $1.0 billion of loans for $250,000, plus the assumption by Roosevelt of certain liabilities in connection with home equity lines of credit included within those securitizations. On the same date, the Corporation, through the home equity line of business of the Bank, entered into an agreement with Roosevelt relating to the whole loan portfolio held by the Bank within this line of business, and the parties subsequently amended this agreement on July 24, 2008. As amended, this agreement provides that the parties will enter into a private whole loan securitization that would result in approximately $280 million of whole loans being delivered into a secured financing trust on or about August 4, 2008. In combination with reserves, the effect of the securitization structure would be to cap substantially all of the Corporation's remaining home equity loan exposure at less than $100 million.

The initial closing of the residual interest transactions was completed on July 18, 2008 by transferring residual trust certificates to Roosevelt. The Corporation expects a final closing of the residual interest transactions to occur after third-party consents and required licensing approvals are obtained for the transfer of servicing rights and related obligations to Roosevelt. In the interim, the Bank will function as the master servicer with its subsidiary, Irwin Home Equity Corporation, as subservicer.

On July 20, 2008 the Corporation, through its commercial finance line of business in the Bank and Irwin Commercial Finance Corporation, Equipment Finance ("Irwin Equipment") entered into an agreement for the sale of its small-ticket equipment leasing business in the United States. Substantially all of the loan and lease portfolio of Irwin Equipment will be sold to Equilease Financial Services, Inc., for approximately $180 million, which represents an 18 percent discount from par value. Additional consideration of up to $6 million is payable by Equilease subject to future credit-based performance of the acquired portfolio assets. At the Corporation's option, it may also require Equilease to purchase additional loans and leases originated between June 30, 2008 and July 25, 2008 up to a limit of $4.5 million for a cash amount of between 85% and 95% of the net funded loan and lease amount at closing on August 1, 2008. A portion of the purchase price, to be determined at closing and not to exceed $14.4 million, will be placed into escrow pending Equilease's completion of documentation reviews on files subject to transfer under the agreement, and the Corporation has the opportunity to cure any deficiencies in such files. Any files with deficiencies that cannot be cured will not be included in the sold loan and lease portfolio.

On July 22, 2008 the Bank and the Corporation's indirect subsidiaries, Irwin Commercial Finance Canada Corporation ("Irwin Finance Canada") and Onset Alberta Ltd., entered into an agreement to sell the Corporation's small-ticket equipment leasing business in Canada. Subject to obtaining the required regulatory approval under the Competition Act, Canada, substantially all of the assets and ongoing operations of Irwin Finance Canada will be sold to RoyNat Inc., Toronto, Ontario, Canada, a wholly owned subsidiary of Scotiabank Group, Toronto, Ontario, Canada for the net portfolio value of the loans and financed property of Irwin Finance Canada, which at June 30, 2008 was approximately $400 million plus $7.5 million, subject to adjustment in the event of a material portfolio change between May 31, 2008 and the second closing date described below. RoyNat Inc. will also assume specified liabilities. Irwin Finance Canada employees will be offered employment with RoyNat Inc. All amounts payable under the Irwin Finance Canada agreements are payable in Canadian dollars. The transaction will occur in two stages: Upon the first closing, RoyNat Inc. will acquire Irwin Finance Canada's conditional sale and lease financing contracts, hire senior management of Irwin Finance Canada and enter into an agreement whereby Irwin Finance Canada will service the conditional sale contracts and leases during a transition period. Upon the second closing, RoyNat Inc. will acquire the balance of the business of Irwin Finance Canada, including an assignment of all material contracts and the hiring of certain additional Irwin employees, at which time servicing will shift to RoyNat Inc.

The Corporation expects all of the equipment leasing transactions to close in the third quarter of 2008.

There are no relationships between the acquiring parties on the one hand and the Irwin parties on the other hand other than in respect of the above agreements.

ITEM 1.02. TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

The description from Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

ITEM 2.05. COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES.

In connection with the transactions referenced above in Item 1.01, the Corporation is unable at this time to make a good faith estimate of the total amount or range of amounts expected to be incurred as a result of the transactions. The Corporation will provide the information when it is able to make such a determination.

ITEM 8.01. OTHER EVENTS.

a.)  In addition to the transactions described above under Item 1.01 relating to the home equity business, the Corporation is currently in discussions concerning the acquisition by Roosevelt of portions of the Corporation's home equity operations.

b.)  In the press release filed with this report, the Corporation announced it will hold a conference call on Friday, July 25, 2008 to discuss the transactions described in the release.

About Forward-Looking Statements

This Report on Form 8-K contains forward-looking statements that are based on management's expectations, estimates, projections and assumptions. These statements involve inherent risks and uncertainties that are difficult to predict and are not guarantees of future performance. Words that convey our beliefs, views, expectations, assumptions, estimates and projections or similar language, or that indicate events we believe could, would, should, may or will occur (or might not occur) or are likely (or unlikely) to occur, and similar expressions, are intended to identify forward-looking statements, which include all statements in connection with the expected transactions described above other than statements of historical fact. Actual future results may differ materially from what is projected due to a variety of factors, including, but not limited to, unforeseen difficulties the parties may experience in completing the transactions as currently contemplated, such as a material adverse change in the sellers, a failure to obtain the necessary regulatory approvals or third-party consents or to meet closing conditions, difficulties in obtaining the desired accounting and tax treatment for the home equity securitization structure, difficulty in obtaining the expected treatment for the restructuring transactions on our balance sheet, or unanticipated regulatory constraints. We undertake no obligation to update publicly any of these statements in light of future events, except as required in subsequent reports we file with the Securities and Exchange Commission.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

     d.) Exhibits

Exhibit No.	Description
99.1	Press Release of Irwin Financial Corporation dated July 24, 2008.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRWIN FINANCIAL CORPORATION (Registrant)

Date: July 24, 2008	By: /s/ Gregory F. Ehlinger __________________________________________
GREGORY F. EHLINGER Senior Vice President and Chief Financial Officer

 EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Irwin Financial Corporation dated July 24, 2008.